UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 28, 2006

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4—Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In 2004, in connection with management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company identified a significant deficiency with regard to its deferred tax account balances. Management then undertook a project to reconcile those accounts. At a meeting held on February 28, 2006, management advised the Audit Committee that it had made a determination that its deferred tax account balances required adjustment.

At the February 28, 2006 meeting, management and the Audit Committee discussed these issues, and the Audit Committee concurred with management’s determination and concluded that the Company’s accounting for these items was incorrect and that the Company’s previously issued audited consolidated financial statements as of January 29, 2005 and January 31, 2004 and for the three years ended January 29, 2005, January 31, 2004 and February 1, 2003, and its interim unaudited consolidated financial statements as of and for the quarters and year to date periods ended November 5, 2005, August 13, 2005 and May 21, 2005, should be restated and should no longer be relied upon. The Company discussed this matter with PricewaterhouseCoopers LLP, its independent registered public accounting firm.

The Company is restating for errors identified in its deferred tax accounts pertaining to (i) differences between the income tax basis and the financial reporting basis of certain assets and liabilities acquired in business combinations and the related effect on recorded goodwill, and (ii) differences between the income tax basis and the financial reporting basis of long-lived assets that were not reconciled to the deferred tax balances.

Immediately after filing this Form 8-K, the Company will file a Form 10-K/A amending its Annual Report on Form 10-K for its fiscal year ended January 29, 2005, and Forms 10-Q/A amending its Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2005, with restated consolidated financial statements. Due to an increase in goodwill impairment charges, the Form 10-K/A will report a decrease in fiscal year 2004 net earnings of $4 million, with no change to diluted earnings per share, and a decrease in fiscal year 2003 net earnings of $27 million, with a decrease to diluted earnings per share of $0.04. In addition, the Form 10-K/A will report as of the beginning of fiscal year 2002 a decrease in deferred income tax liabilities of $79 million, an increase in goodwill of $31 million and an increase in shareowners’ equity of $110 million. As a result of the cumulative effect of the adjustments described above, the balance sheet as of January 29, 2005 will reflect lower net deferred income tax liabilities of $79 million and a corresponding increase in accumulated earnings.

The Form 10-K/A will disclose management’s determination that (i) the restatement with respect to the 2003 and 2004 adjustments related to business combinations is not the result of a new material weakness in internal control over financial reporting, but rather the result of the material weakness previously reported in the fiscal year 2004 Form 10-K as it applied to the determination of other deferred taxes related to business combinations, and (ii) the adjustments to beginning fiscal year 2002 shareowners’ equity with respect to other unrelated deferred income tax balances are not material to any prior interim or annual periods, but we determined that a restatement was appropriate because the cumulative effect of such adjustments would have been material to fourth quarter 2005 net income.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

March 6, 2006	By:	/s/ J. Michael Schlotman
J. Michael Schlotman
Senior Vice President and Chief Financial Officer